EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Rayonier Inc. on Form S-4 of our report dated March 2, 2004, appearing in the Annual Report on Form 10-K of Rayonier Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

April 23, 2004